NEWS RELEASE
FOR IMMEDIATE RELEASE
VIDLER WATER RESOURCES, INC. ANNOUNCES RESULTS FOR THE SECOND QUARTER OF 2021

(Carson City, Nevada) - August 10, 2021

Vidler Water Resources, Inc. announced its reported results for the second quarter ended June 30, 2021. Our reported shareholders’ equity was $176.4 million ($9.62 per share) at June 30, 2021, compared to $178.3 million ($9.59 per share) at December 31, 2020.

Second Quarter Results of Operations

Our second quarter results of operations were as follows (in thousands):

	Three Months Ended June 30,
	2021	2020
Total revenue	$2,386	$3,845
Total cost and expenses	2,742	1,981
Income (loss) from operations before income taxes	(356)	1,864
Benefit for federal and state income taxes	78	—
Net income (loss) attributable to Vidler Water Resources, Inc.	$(278)	$1,864

Net income (loss) per share	$(0.02)	$0.10

Six Months Results of Operations

Our six months results of operations were as follows (in thousands):

	Six Months Ended June 30,
	2021	2020
Total revenue	$5,319	$4,074
Total cost and expenses	4,961	4,021
Income from operations before income taxes	358	53
Provision for federal and state income taxes	(104)	—
Net income attributable to Vidler Water Resources, Inc.	$254	$53

Net income per share	$0.01	$—

Vidler Water Resources’ President and Chief Executive Officer, Dorothy Timian - Palmer, commented:

“Our results for the three months ended June 30, 2021, include the sale of approximately 37 acre feet of our Fish Springs Ranch (“FSR”) water credits in the North Valleys region of Reno, Nevada, to both residential and commercial developers, for proceeds of $1.4 million. From July 1, 2021, we increased the price for our Fish Springs water credits by 5% to $43,575 per acre foot of water for residential use and $37,800 per acre foot for commercial use. In the six months ended June 30, 2021 the interest on our preference account at the Fish Springs Ranch, LLC partnership - certain development and construction costs are treated as preferred capital which entitles us to receive interest on the initial balance of the preferred capital plus accumulated interest and are first in line to be paid out as the FSR partnership generates sufficient revenue - was approximately $4.6 million.

Currently, the amount due to Vidler from any partnership distributions, prior to any profit split with our partners, is approximately $215 million.

“The mega-drought that is occurring in the Western U.S. is starkly reflected in the declining water levels at Lake Mead and Lake Powell. In the next week or so, the Bureau of Reclamation is very likely to declare a Tier One shortage on the Colorado River due to these declining water levels. Under the existing Drought Contingency Plan, the declaration will result in significant cut-backs to Colorado River water allocations and flows to the Lower Basin States of Arizona, Nevada and California. The significant investment in our Arizona Long-Term Storage Credits and storage site in Harquahala Valley, Arizona was premised not only on assisting the State of Arizona, municipalities, farming districts, residential and commercial developers, as well as other water users, to manage their long-term water needs, but also to help bridge water-users’ needs in times of temporary or longer-term shortage with a reliable and secure water supply. Our current pricing is $400 per Long-Term Storage Credit banked with the State of Arizona. The uncertainty of water supplies and the growth in Arizona indicates that we review the pricing of this asset on a regular basis.

“On June 25, 2021, Vidler Water Resources, Inc. was, as expected, removed from the Russell 2000 Index. We are pleased to note that this removal did not impair our stock price despite the expected unusually high trading volume. We are also pleased to note that our shareholders ratified our 2020 Section 382 Plan at our most recent Annual Meeting of Shareholders and, as a result, we continue to have the ability to protect our significant Net Operating Losses from severe restrictions arising from any change in control under Section 382 of the Tax Code. At December 31, 2020, our federal NOLs totaled approximately $155.3 million and are available, up to this amount, to offset any future taxable income generated by the Company as a result of any future asset sales.”

About Vidler Water Resources, Inc.

As of December 31, 2020, our primary holding was Vidler Water Company, Inc. (“Vidler”), a water resource and water storage business, with assets and operations primarily in the Southwestern U.S.

Our business is to source, develop and provide sustainable potable water resources to fast-growing communities throughout the Southwest U.S. that lack, or are running short of, available water resources.

We conduct our business by working closely with many constituents in these communities: regulators, utilities, Native North American tribes, community leaders, residential and commercial developers and alternative energy companies. We ensure the water resources we develop and sell are sustainable and provide benefit to the citizens of the communities and regions we serve.

Currently, we believe the highest potential return to shareholders is from a return of capital. As we monetize our water and real estate assets, rather than reinvest the proceeds, we intend to return capital to shareholders through a stock repurchase program or by other means such as special dividends. Nonetheless, we may, from time to time, reinvest a portion of proceeds from asset monetizations in further development of existing assets, if we believe the returns on such reinvestment outweigh the benefits of a return of capital.

OTHER INFORMATION

At June 30, 2021, we had a market capitalization of $244.0 million, and 18,346,863 shares outstanding.

We remind all of our stockholders that questions regarding our operations may be submitted to info@vidlerwater.com, and, if appropriate, we will post on our website responses to these questions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "will," "could," "should," "may," "continue," or similar expressions, which speak only as of the date the statement was made. Such statements are forward-looking statements and are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those provisions and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation, statements regarding our business objectives, our ability to monetize our water resources, the future demand for our water resources, our ability to reduce net operating cash use, our ability to source additional revenue streams, our ability to preserve and utilize NOLs to offset taxable income and reduce our federal income liability, and our ability to monetize assets and return capital to shareholders through stock repurchases or through other means. Our forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties.

A number of other factors may cause actual results to differ materially from our expectations, such as: any slow down or downturn in the housing or in the real estate markets in which Vidler operates; fluctuations in the prices of water and water rights; physical, governmental and legal restrictions on water and water rights; a downturn in some sectors of the stock market; general economic conditions; the impacts of the COVID-19 global pandemic on the demand for real estate, the pace of real estate development, and demand for water resources to support residential and commercial real estate development; prolonged weakness in the overall U.S. and global economies; the performance of the businesses in which Vidler operates; the continued service and availability of key management personnel; and potential capital requirements and financing alternatives.

For further information regarding risks and uncertainties associated with our business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, copies of which may be obtained by contacting us at (775) 885-5000 or at http://vidlerwater.com.

We undertake no obligation to (and we expressly disclaim any obligation to) update our forward-looking statements, whether as a result of new information, subsequent events, or otherwise, in order to reflect any event or circumstance which may arise after the date of this press release, except as may otherwise be required by law. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

CONTACT:    Dorothy Timian-Palmer
        President and Chief Executive Officer
        (775) 885-5000

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